EXHIBIT 10.2

ENDORSEMENT

I, John J. Laskey, hereby acknowledge that I was given 21 days to consider the foregoing Employment Separation and General Release Agreement and voluntarily chose to sign the Employment Separation and General Release Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the state of California, that the foregoing is true and correct.

EXECUTED this 28th day of March, 2007, at Orange County, California.

/s/ John J. Laskey
John J. Laskey